SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2009

Global Resource Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50944	84-1565820

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1000 Atrium Way, Suite 100
Mount Laurel, New Jersey 08054

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (856) 767-5665

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2009, at a meeting of the Board of Directors (the “Board”) of Global Resource Corporation (the “Company”), the Board voted to separate the position of Chairman of the Board from that of Chief Executive Officer of the Company in order to strengthen both the corporate governance and the management team of the Company.  The Board believes that separating the roles of Chairman of the Board from Chief Executive Officer will enable the Chairman to better focus on corporate governance and enable the Chief Executive Officer to better focus on the rapid advancement of the Company’s technology applications and product development and commercialization.

Consequently, the Board appointed Peter A. Worthington, a current director of the Company, to the position of Interim Chairman of the Board of Directors effective May 28, 2009, to hold the position until a permanent, independent Chairman of the Board is appointed.  Eric Swain will continue to serve as a member of the Board of Directors in addition to his role as Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Resource Corporation

Dated: June 3, 2009	By:	/s/ Eric Swain
Eric Swain
Chief Executive Officer